December 5, 2017
Investors May Contact:
Lee McEntire, Bank of America, 1.980.388.6780
Jonathan Blum, Bank of America (Fixed Income), 1.212.449.3112

Reporters May Contact:
Jerry Dubrowski, Bank of America, 1.646.855.1195
jerome.f.dubrowski@bankofamerica.com

Bank of America Increases Planned Common Stock Repurchase Program

CHARLOTTE - Bank of America Corporation today announced plans to repurchase an additional $5 billion in common stock by June 30, 2018.

The company previously announced plans on June 28 to repurchase $12 billion in common stock from July 1, 2017 through June 30, 2018, plus repurchases to offset shares awarded under equity-based compensation plans during the same period, estimated to be approximately $0.9 billion.

The Board of Directors approved the additional repurchases. The additional capital distribution offsets the increase in regulatory capital resulting from the previously announced issuance of common stock, upon Berkshire Hathaway’s exercise of outstanding warrants, and sale of the non-U.S. consumer credit card business earlier this year. The Federal Reserve Board has informed the company that it has approved the additional repurchases.

Bank of America’s repurchase program, which covers both common stock and warrants, will be subject to various factors, including the company's capital position, liquidity, financial performance and alternative uses of capital, stock trading price, and general market conditions, and may be suspended at any time. The common stock or warrant repurchases may be effected through open market purchases or privately negotiated transactions, including Rule 10b5-1 plans. The company's authorized repurchases are net of shares awarded under its equity-based compensation plans.

Forward-looking statements

Certain statements in this news release represent the current expectations, plans or forecasts of Bank of America Corporation (“Bank of America”) based on available information and are forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements often use words like “expects,” “anticipates,” “believes,” “estimates,” “targets,” “intends,” “plans,” “predict,” “goal” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

Forward-looking statements represent Bank of America’s current expectations, plans or forecasts of its future results, revenues, expenses, efficiency ratio, capital measures, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of its future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks discussed under Item 1A. “Risk Factors” of Bank of America’s Annual Report on Form 10-K for the year ended December 31, 2016 and in any of Bank of America's other subsequent Securities and Exchange Commission filings.

Bank of America
Bank of America is one of the world's leading financial institutions, serving individual consumers, small and middle-market businesses and large corporations with a full range of banking, investing, asset management and other financial and risk management products and services. The company provides unmatched convenience in the United States, serving approximately 47 million consumer and small business relationships with approximately 4,500 retail financial centers, approximately 16,000 ATMs, and award-winning digital banking with approximately 34 million active users, including approximately 24 million mobile users. Bank of America is a global leader in wealth management, corporate and investment banking and trading across a broad range of asset classes, serving corporations, governments, institutions and individuals around the world. Bank of America offers industry-leading support to approximately 3 million small business owners through a suite of innovative, easy-to-use online products and services. The company serves clients through operations in all 50 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and more than 35 countries. Bank of America Corporation stock (NYSE: BAC) is listed on the New York Stock Exchange.

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